EXHIBIT 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Entrée Gold Inc.’s Registration Statement on Form S-8 of our reports dated March 29, 2012 relating to the consolidated financial statements and the effectiveness of Entrée Gold Inc.’s internal control over financial reporting of Entrée Gold Inc. for the year ended December 31, 2011 appearing in Entrée Gold Inc.’s Form 40-F annual report filed with the United States Securities and Exchange Commission on March 30, 2012.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants

July 27, 2012